Exhibit 23.4 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the registration statements (Nos. 333-227776, 333-230044, 333-230076, 333-232043, and 333-251997) on Form S-8 and (No. 333-256939) on Form S-3ASR of our reports dated February 24, 2023, with respect to the consolidated financial statements of Livent Corporation and subsidiaries and the effectiveness of internal control over financial reporting. /s/ KPMG LLP Philadelphia, Pennsylvania February 24, 2023